Exhibit 1.01

Allison Transmission Holdings, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2023

This Conflict Minerals Report for the year ended December 31, 2023 is presented to comply with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended. Rule 13p-1 was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products that contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as tantalum, tin, tungsten and gold. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict in the Democratic Republic of Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”). This Conflict Minerals Report has not been subject to an independent private sector audit.

1.	Company Overview and Product Description

Allison Transmission Holdings, Inc. and its subsidiaries (“Allison”, “we,” “us” or “our”) design and manufacture vehicle propulsion solutions, including commercial-duty on-highway, off-highway and defense fully automatic transmissions and electric hybrid and fully electric systems. We generate our net sales primarily from the sale of vehicle propulsion solutions, service and component parts, support equipment, defense kits, engineering services, royalties and extended transmission coverage to a wide array of original equipment manufacturers, distributors and the U.S. and other governments.

We conducted an analysis of our products and found that conflict minerals are necessary to the production or functionality of our commercial, defense, electric hybrid and fully electric propulsion solutions.

A complete description of our products can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 14, 2024.

2.	Reasonable Country of Origin Inquiry

We conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the Covered Countries. As a company engaged in the design and manufacture of commercial and defense fully automatic transmissions and electric hybrid and fully electric propulsion systems, we are several levels removed from the actual mining of conflict minerals. We do not make purchases of raw ore or unrefined conflict minerals and we conduct no purchasing activities in the Covered Countries. In order to determine whether conflict minerals used in the manufacture of our products originated in the Covered Countries, we relied on our direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us, including sources of conflict minerals that are supplied to them from their suppliers.

Scope of RCOI. Our RCOI included conducting an inquiry of our global supply chain of direct ferrous, metallic, and electrical component suppliers, using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”) to identify the smelters and refiners responsible for processing the conflict minerals.

To assist in the collection of data and in engaging our suppliers, we enlisted a third party data collection and analysis vendor to conduct outreach, training and verification of supplier responses. As part of our global supply-chain survey, we received representations from our suppliers regarding the source of conflict minerals and compared the smelters and refiners identified in the CMRT responses against the list of smelter and refinery facilities which have been identified as active or conformant by programs such as RMI’s Responsible Minerals Assurance Process for conflict minerals. In an effort to obtain the highest practical response rate, our process included multiple rounds of communication and follow-up through mail, email and telephone calls. We created and maintained a database of this information.

RCOI Results. We identified approximately 77 of our direct ferrous, metallic, and electrical component suppliers as part of our RCOI. We received responses from approximately 75% of the suppliers solicited and reviewed the responses against criteria developed to determine which responses required additional engagement, including incomplete responses and inconsistencies within the data reported. We worked with these suppliers to obtain a revised response or additional clarity regarding their submission.

3.	Due Diligence

We conducted due diligence on the source and chain of custody of the conflict minerals that are included in our products and for which, based on our RCOI, we have not been able to determine whether the conflict minerals may have originated in the Covered Countries and may not have come from recycled or scrap sources.

Design of Due Diligence. Allison’s due diligence procedures were designed to conform with the Organisation of Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, which is an internationally recognized due diligence framework. Our due diligence process included:

Establishing Company Management Systems. We adopted a conflict minerals policy that governs the supply-chain of conflict minerals from the Covered Countries. In addition, we organized an internal management team to support our supply chain due diligence efforts. This cross-functional team, led by our Chief Compliance Officer and a team of subject matter experts from relevant functional areas, oversees our conflict minerals due diligence process. Senior management and the Audit Committee of our Board of Directors received information regarding the Conflict Minerals legislation and our compliance efforts.

Identifying and Assessing Risk in the Supply Chain. Through our RCOI process, we solicited all ferrous, metallic, and electrical component direct suppliers with a CMRT to obtain information about the source of any conflict minerals. Our efforts largely focused on confirming the accuracy and quality of the representations our direct suppliers made regarding the source and chain of custody of their conflict minerals and comparing the smelters and refiners identified in the CMRT responses against the list of smelter and refinery facilities which have been identified as active or conformant.

Designing and Implementing a Strategy to Respond to Risks. Our conflict minerals team is responsible for identifying and responding to risks in our supply chain. In addition, we monitor and track information received from suppliers, including a list of smelters and refiners identified through CMRT responses. We also screen the smelters or refiners listed by our suppliers in completed CMRTs to alert us if any of these companies are subject to sanctions and if materials or components provided to us may have originated in any country that may be subject to sanctions or other various government watchlists.

Supporting Independent Third-Party Audits of Supply Chain. We do not have a direct relationship with any conflict minerals smelters and refiners; therefore, we rely on the RMI’s Responsible Minerals Assurance Process to manage and report results of the independent third-party audits and the related certifications of the smelters and refiners.

Reporting on Supply Chain Due Diligence. This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at www.allisontransmission.com.

4.	Due Diligence Results.

Because we have not received sufficient and complete responses from all suppliers and many of the supplier responses provided data at a company level rather than at a product level, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of conflict minerals in our products. Based on the CMRT responses from our direct suppliers, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex A to this conflict minerals report may have been used to process the conflict minerals contained in our products.

We are dependent on direct suppliers to identify the smelters and refiners in our supply chain. While we requested suppliers to provide information specific to the parts and components provided to us, most responses submitted are at a company-level and not specific to our supply chain. In addition, many suppliers are disclosing that they have not yet completed their own due diligence and are unable to disclose a complete list of smelters and refiners. The information in Annex A below represents the data we have gathered from our in-scope suppliers as of May 30, 2024. Due to the challenges noted above, the list is likely to be both incomplete and overinclusive of facilities in our supply chain.

As part of our review, we noted that certain of our suppliers reported the presence of certain entities that have been sanctioned by the United States Department of Treasury, Office of Foreign Assets Control. However, as noted above, because the list of smelters/refiners on Annex A likely includes facilities that have not actually processed the conflict minerals contained in our products due to the overinclusive nature of the CMRT information collection process, we are unable to confirm whether these entities are or were active in our supply chain. We expect all of our suppliers to comply with sanctions law.

5.	Future Due Diligence Measures.

As we further develop our due diligence program in calendar year 2024, we intend to continue implementing the following steps to improve the information gathered from our due diligence efforts and to further mitigate the risk that our necessary conflict minerals do not benefit armed groups:

•	include language in new or renewed supplier contracts that requires the supplier to support our conflict minerals program;

•	engage with suppliers to increase the response rate, completeness and accuracy of supply-chain surveys; and

•	monitor relevant trade associations and the OECD to evaluate best practices in determining whether products contain conflict minerals.

ANNEX A

Metal	Smelter Name	Smelter Country
Gold	L’Orfebre S.A.	ANDORRA
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Industrial Refining Company	BELGIUM
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Value Trading	BELGIUM
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Marsam Metals	BRAZIL
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Dongwu Gold Group	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hang Seng Technology	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Sino-Platinum Metals Co., Ltd.	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold	Wuzhong Group	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAFINA A.S.	CZECHIA
Gold	SAAMP	FRANCE
Gold	WEEEREFINING	FRANCE
Gold	Agosi AG	GERMANY
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	SAXONIA Edelmetalle GmbH	GERMANY

Metal	Smelter Name	Smelter Country
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Gold Coast Refinery	GHANA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Bangalore Refinery	INDIA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	JALAN & Company	INDIA
Gold	KP Sanghvi International Airport	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	MD Overseas	INDIA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	8853 S.p.A.	ITALY
Gold	Chimet S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	Safimet S.p.A	ITALY
Gold	T.C.A S.p.A	ITALY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Metal	Smelter Name	Smelter Country
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	Caridad	MEXICO
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Morris and Watson	NEW ZEALAND
Gold	K.A. Rasmussen	NORWAY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter Country
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Sudan Gold Refinery	SUDAN
Gold	Boliden AB	SWEDEN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	MKS PAMP SA	SWITZERLAND
Gold	PAMP S.A.	SWITZERLAND
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Valcambi S.A.	SWITZERLAND
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	African Gold Refinery	UGANDA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Al Ghaith Gold	UNITED ARAB EMIRATES
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sam Precious Metals	UNITED ARAB EMIRATES
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter Country
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Nyrstar Metals	UNITED STATES OF AMERICA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	RFH Metals & Chemicals Co., Ltd.	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taike Technology(Suzhou)Co.,Ltd.	CHINA
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY

Metal	Smelter Name	Smelter Country
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	KEMET de Mexico	MEXICO
Tantalum	PRG Dooel	NORTH MACEDONIA
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	PowerX Ltd.	RWANDA
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Smelter not yet identified	UNITED STATES OF AMERICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	EM Vinto	BOLIVIA
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	Empresa Metalúrgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Empressa Nacional de Fundiciones (ENAF)	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL

Metal	Smelter Name	Smelter Country
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Mineracao Taboca SA	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	TRATHO Metal Quimica	BRAZIL
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	Dragon Silver Holdings	CHINA
Tin	Dragon Silver Holdings Limited	CHINA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
Tin	Guangxi Nonferrous Metals Group	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	LIAN JING	CHINA
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA

Metal	Smelter Name	Smelter Country
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	Sigma Tin Alloy Co., Ltd.	CHINA
Tin	Solder Court Ltd.	CHINA
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin	Three green surface technology limited company	CHINA
Tin	TIN PLATING GEJIU	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	TONG LONG	CHINA
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	XURI	CHINA
Tin	Yifeng Tin	CHINA
Tin	Yiquan Manufacturing	CHINA
Tin	Yuecheng Tin Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin	Yunnan Geiju Smelting Corp.	CHINA
Tin	Yunnan Industrial Co., Ltd.	CHINA
Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Feinhutte Halsbrucke GmbH	GERMANY
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd	INDONESIA
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY
Tin	Chofu Works	JAPAN
Tin	Dowa	JAPAN
Tin	Materials Eco-Refining Co., Ltd.	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Metal	Smelter Name	Smelter Country
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	MSC	MALAYSIA
Tin	Rian Resources SDN. BHD.	MALAYSIA
Tin	DS Myanmar	MYANMAR
Tin	Pongpipat Company Limited	MYANMAR
Tin	Minsur	PERU
Tin	O.M. Manufacturing Philippines, Inc.	PHILLIPPINES
Tin	Fenix Metals	POLAND
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	Smelter not listed	RUSSIAN FEDERATION
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Aurubis Berango	SPAIN
Tin	CRM Synergies	SPAIN
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Rui Da Hung	TAIWAN
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Taiwan Huanliang	TAIWAN, PROVINCE OF CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Thailand Mine Factory	THAILAND
Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Tin Technology & Refining	UNITED STATES
Tin	all sourced through recycling - ROLES MARKETING INTERNATIONAL INC.	UNITED STATES OF AMERICA
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuij	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	CHINA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Artek LLC	Russian Federation
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China
Tungsten	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Global Tungsten & Powders LLC	United States Of America
Tungsten	Global Tungsten & Powders LLC.	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Kenee Mining Corporation Vietnam	VIET NAM
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM